Exhibit 99.5

                                INSTRUCTIONS

             BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8

                         IMPORTANT TAX INFORMATION



         U.S. federal income tax law requires that a holder whose tendered outstanding notes are accepted for exchange must provide the Exchange Agent (as Payor) with his or her correct taxpayer identification number ("TIN") on Substitute Form W-9 included in the Letter of Transmittal, which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a penalty imposed by the Internal Revenue Service ("IRS") and may be subject to backup withholding of a portion of all interest payments on the exchange notes.

         Exempt holders (including, among others, corporations and financial institution) may not be subject to these backup withholding and reporting requirements. See the section entitled "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions. In order for a foreign individual to qualify as exempt from backup withholding, that individual must submit a statement, signed under penalty of perjury, attesting to that individual's exempt status.

U.S. Noteholders - Substitute Form W-9

         To prevent backup withholding, each tendering holder must provide his or her correct TIN by completing the "Substitute Form W-9" included in the Letter of Transmittal, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (1) the holder is exempt from backup withholding, (2) the holder has not been notified by the IRS that he or she is subject to backup withholding as a result of the failure to report all interest or dividends or (3) the IRS has notified the holder that he or she is no longer subject to backup withholding. If certificate(s) representing outstanding notes are in more than one name or are not in the name of the actual owner, consult the guidelines for information on which TIN to report. If you do not have a TIN, consult the guidelines for instructions of applying for a TIN, and write "applied for"on the Substitute Form W-9 to indicate that you have applied for and are awaiting receipt of your TIN, and complete the Certification of Payee Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that there is an indication that you have applied for and are awaiting receipt of your TIN and the Certification of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31%, or such other amount as provided by law, of all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent, and if the TIN is provided within 60 days, such amount will be refunded. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Non-U.S. Noteholders - Forms W-8

         Tendering non-U.S. noteholders must complete and submit to the Exchange Agent, instead of the Substitute Form W-9, a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding), a Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States), a Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding) or a Form W-8IMY (Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding) (each a "Form W-8" and, collectively, "Forms W-8"), as applicable. Forms W-8 and related instructions may be obtained from the Exchange Agent. If you are a non-U.S. noteholder, you should consult your tax advisor as to which Form(s) W-8 you should complete. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.



                                   GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                NUMBER ON SUBSTITUTE FORM W-9
                                    (Section references are to the Internal Revenue Code)

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen,
i.e., 00-0000000. The table below will help determine the number to give the payor.

-------------------------------- -------------------------------       --------------------------------- -----------------------

                                 Give the                                                                Give the
For this type of account         SOCIAL SECURITY                       For this type of account          SOCIAL SECURITY
                                 number of--                                                             number of--
-------------------------------- -------------------------------       --------------------------------- -----------------------

1.   An individual's account     The individual                        9.  A valid trust, estate,        The legal entity (do
                                                                           or pension trust              not furnish the
                                                                                                         identifying number
                                                                                                         of the personal
                                                                                                         representative or
                                                                                                         trustee unless the
                                                                                                         legal entity itself
                                                                                                         is not designated in
                                                                                                         the account title) (4)

2.   Two or more                 The actual owner of the               10. Corporate account             The corporation
     individual's (joint         account, or if combined
     account)                    funds, any one of the
                                 individuals on the
                                 account (1)

3.   Husband and wife            The actual owner of the               11. Religious, charitable,        The organization
     (joint account)             account, or if joint                      or educational
                                 funds, either person (1)                  organization account

4.   Custodian account           The minor (2)                         12. Partnership account           The partnership
     of a minor (Uniform Gift                                              held in the name of the
     to Minors Act)                                                        business

5.   Adult and minor             The adult or, if the                  13. Association, club, or         The organization
     (joint account)             minor is the only                         other tax-exempt
                                 contributor, the minor (3)                organization

6.   a. The usual                The grantor-trustee (4)               14. A broker or registered        The broker or nominee
        revocable savings                                                  nominee
        trust account
        (grantor is also the
        trustee)
     b. So-called trust          The actual owner (4)
        account that is not a
        legal or valid trust
        under state law

7.   Account in the              The ward, minor, or                   15. Account with the              The public entity
     name of guardian or         incompetent person (3)                    Department of Agriculture
     committee for a                                                       in the name of a public
     designated ward, minor,                                               entity (such as a state or
     or incompetent person                                                 local government, school
                                                                           district, or prison) that
                                                                           receives agricultural
                                                                           program payments

8.   Sole proprietorship         The owner (5)
     account
-------------------------------- -------------------------------       --------------------------------- -------------------------


(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3)  Circle the ward, minor's or incompetent person's name and furnish such person's social security number.

(4)  List first and circle the name of the legal trust, estate, or pension trust.

(5)  Show the name of the owner.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Resident Aliens: If you are a resident alien and you do not have, and are not eligible to get, a Social Security number, your
TIN is your IRS individual taxpayer identification number ("ITIN"). Enter it on the portion of the Substitute W-9 where the
Social Security number would be entered. If you do not have an ITIN, see "Obtaining a Number" below.





          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

Name
If you are an individual, you must generally provide the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security
Administration of the name change, please enter your first name, the last name shown on your Social Security card, and your new last name.

Obtaining a Number
If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card, from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the "IRS") by calling 1-800-829-3676 or visiting the IRS's Internet web site at www.irs.gov. Resident aliens who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS by calling 1-800-829-3676 or visiting the IRS's Internet web site at www.irs.gov.

Payees and Payments Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
     o   A corporation.
     o   A financial institution.
     o An organization exempt from tax under section 501(a) or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
     o   The United States or any agency or instrumentality thereof.
     o A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     o An international organization or any agency or instrumentality thereof.
     o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     o   A real estate investment trust.
     o   A common trust fund operated by a bank under section 584(a).
     o A trust exempt from tax under section 664, or a non-exempt trust described in section 4947(a)(1).
     o An entity registered at all times under the Investment Company Act of 1940.
     o   A foreign central bank of issue.

Payments of dividends not generally subject to backup withholding include the following:
     o   Payments to nonresident aliens subject to withholding under section 1441.
     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
     o Payments of patronage dividends where the amount received is not paid in money.
     o   Payments made by certain foreign organizations.
     o   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
     o   Payments of interest on obligations issued by individuals. Note:
         You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.

Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     o   Payments described in section 6049(b)(5) to nonresident aliens.
     o   Payments on tax-free covenant bonds under section 1451.
     o   Payments made by certain foreign organizations.
     o   Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the Treasury regulations under those sections.

Privacy Act Notice--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are qualified or required to file a tax return. Payors must generally withhold 31%, or such other amount as required by law, of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to the payor. Certain penalties may also apply.

PENALTIES

(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments--If you fail to properly include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                     FOR ADDITIONAL INFORMATION CONTACT
                      YOUR TAX CONSULTANT OR THE IRS.